Exhibit 99.1

THE DRESS BARN, INC.
30 DUNNIGAN DRIVE
SUFFERN, NY 10901

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27592-P00581	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DRESS BARN, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends that you vote FOR the following:			☐	☐	☐
Vote on Directors

2.	Election of Directors
Nominees:
01) Elliot S. Jaffe 02) Michael W. Rayden

Vote on Proposals The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of August 20, 2010, by and among The Dress Barn, Inc., Ascena Retail Group, Inc. and DB Merger Corp.						☐	☐	☐

3.	To approve the amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan, as amended, which, if approved, will be renamed The Dress Barn, Inc. 2010 Stock Incentive Plan.						☐	☐	☐

4.	To ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2011.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M27593-P00581

THE DRESS BARN, INC.

30 Dunnigan Drive
Suffern, New York 10901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2010 Annual Meeting of Shareholders of The Dress Barn, Inc. (the “Company”), to be held on December 17, 2010 and the proxy statement, and hereby appoints David R. Jaffe and Klaus Eppler, and each of them, as attorneys-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. local time at the Company’s corporate offices, 30 Dunnigan Drive, Suffern, New York 10901 on December 17, 2010, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the approval of proposal No. 1, FOR the nominees listed in proposal No. 2, FOR the approval of proposal No. 3 and FOR the approval of proposal No. 4. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side